                                                                                                                    EXHIBIT 11
                                               Earnings Per Share Computations
                                        (thousands of dollars, except per share data)

                                                       1995             1994            1993            1992           1991
                                                       ----             ----            ----            ----           ----
Primary Earnings (Loss) Per Share
Earnings available for common shares and
   common stock equivalent shares deemed
   to have a dilutive effect:
   Earnings from operations ...................    $    44,677           2,704          57,963          41,154          26,734
   Provision for cash dividends on preferred
      stock (Series B) ........................         (4,522)         (4,755)         (4,755)         (3,216)           --
                                                   ---------------------------------------------------------------------------
Net earnings from operations ..................         40,155          (2,051)         53,208          37,938          26,734
Cumulative effect of a change in accounting
   principle ..................................           --              --             3,400            --              --
Net earnings (loss) available for common shares
   and common stock equivalent shares deemed
                                                   ---------------------------------------------------------------------------
   to have a dilutive effect ..................    $    40,155          (2,051)         56,608          37,938          26,734
                                                   ---------------------------------------------------------------------------

Primary earnings (loss) per share before
   cumulative effect of a change in accounting
   principle ..................................    $      2.84            (.15)           3.97            2.92            2.04
Cumulative effect of a change in accounting
   principle ..................................           --              --               .25            --              --
                                                   ---------------------------------------------------------------------------
          Total primary .......................    $      2.84           (0.15)           4.22            2.92            2.04
                                                   ---------------------------------------------------------------------------

Shares Used in Computation
Weighted average common shares outstanding
   (net of treasury shares) ...................     13,966,682      13,828,316      13,091,773      12,658,203     13,053,382
Common stock equivalents ......................        156,950         188,781         313,042         317,695         40,541
                                                   ---------------------------------------------------------------------------

Total common shares and common stock
   equivalent shares deemed to have a dilutive
   effect .....................................     14,123,632      14,017,097      13,404,815      12,975,898     13,093,923
                                                   ---------------------------------------------------------------------------


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

                                                                                                              EXHIBIT 11 (cont.)

                                                 Earnings Per Share Computations
                                        (thousands of dollars, except per share data)

                                                             1995           1994           1993           1992           1991
                                                             ----           ----           ----           ----           ----
Fully Diluted Earnings (Loss) Per Share
Earnings available for common shares and
   common stock equivalent shares deemed
   to have a dilutive effect:
   Earnings from operations.........................     $    44,677          2,704         57,963         41,154         26,734
   Provision for cash dividends on preferred
      stock (Series B) ..............................         (4,522)        (4,755)        (4,755)        (3,216)          --
                                                         -----------------------------------------------------------------------
Net earnings from operations ........................         40,155         (2,051)        53,208         37,938         26,734
Cumulative effect of a change in accounting
   principle ........................................           --             --            3,400           --             --
Net earnings (loss) available for common shares
   and common stock equivalent shares deemed
                                                         -----------------------------------------------------------------------
   to have a dilutive effect ........................    $    40,155         (2,051)        56,608         37,938         26,734
                                                         -----------------------------------------------------------------------

Fully diluted earnings (loss) per share before
   cumulative effect of a change in accounting
   principle ........................................    $      2.75           (.15)          3.71           2.86           2.04
Cumulative effect of a change in accounting
   principle ........................................           --             --              .22           --             --
                                                         -----------------------------------------------------------------------
          Total fully diluted .......................    $      2.75           (.15)          3.93           2.86           2.04
                                                         -----------------------------------------------------------------------

Shares Used in Computation
Total common shares and common stock
   equivalent shares deemed to have a dilutive
   effect ...........................................     14,123,632     14,017,097     13,404,815     12,975,898      13,093,923
Additional potentially dilutive securities
  (equivalent in common stock):
      Convertible preferred stock (Series B) ........      2,116,875           --        2,194,315      1,402,922           --
      Stock options .................................         28,502           --            6,373         23,986           --
                                                         -----------------------------------------------------------------------
          Total .....................................     16,269,009     14,017,097     15,605,503     14,402,806      13,093,923
                                                         -----------------------------------------------------------------------

Summary of Cash Dividends Declared Per Share
Preferred-Series B ..................................    $      1.69           1.69           1.69           1.14           --
Common ..............................................    $      1.14           1.03            .69            .45            .31


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